QuickLinks -- Click here to rapidly navigate through this document

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K/A

Current Report Pursuant

To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 30, 2002

Protection One, Inc. (Exact Name of Registrant as Specified in Charter)	Protection One Alarm Monitoring, Inc. (Exact Name of Registrant as Specified in Charter)
Delaware (State or Other Jurisdiction of Incorporation)	Delaware (State or Other Jurisdiction of Incorporation)
1-12181-01 (Commission File Number)	1-12181 (Commission File Number)
93-1063818 (I.R.S. Employer Identification No.)	93-1065479 (I.R.S. Employer Identification No.)
818 S. Kansas Avenue Topeka, Kansas 66612 (Address of Principal Executive Offices, Including Zip Code)	818 S. Kansas Avenue Topeka, Kansas 66612 (Address of Principal Executive Offices, Including Zip Code)
(785) 575-1707 (Registrant's Telephone Number, Including Area Code)	(785) 575-1707 (Registrant's Telephone Number, Including Area Code)

Item 4    Changes in Registrants' Certifying Accountant

        Effective May 30, 2002, the Audit and Finance Committees of the Boards of Directors of Protection One, Inc. and Protection One Alarm Monitoring, Inc. (collectively, the "Companies") dismissed Arthur Andersen LLP ("Andersen") as the Companies' public accountants and engaged Deloitte & Touche LLP ("Deloitte & Touche") to serve as the Companies' principal accountants for fiscal year 2002.

        Andersen's reports on the financial statements of the Companies for the two most recent years ended December 31, 2001 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

        During the Companies' two most recent fiscal years ended December 31, 2001, and the subsequent interim period through May 30, 2002 there were no disagreements between the Companies and Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Andersen's satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their reports; and there were no reportable events as described in Item 304(a)(1)(v) of Regulation S-K.

        The Companies provided Andersen with a copy of the foregoing disclosures. Attached as Exhibit 16 is a copy of Andersen's letter dated May 30, 2002, stating its agreement with such statements.

        During the Companies' two most recent fiscal years ended December 31, 2001 and the subsequent interim period through May 30, 2002, the Companies did not consult Deloitte & Touche with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Companies' financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Item 7.    Exhibits.

(c)
Exhibits:

16.
Letter from Arthur Andersen LLP to the Securities and Exchange Commission dated June 11, 2002.

99.1
Press Release dated May 30, 2002.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Protection One, Inc.
Date: June 11, 2002	By:	/s/ DARIUS G. NEVIN Darius G. Nevin Executive Vice President and Chief Financial Officer
Protection One Alarm Monitoring, Inc.
Date: June 11, 2002	By:	/s/ DARIUS G. NEVIN Darius G. Nevin Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

16.
Letter from Arthur Andersen LLP to the Securities and Exchange Commission dated June 11, 2002.

99.1
Press Release dated May 30, 2002.

QuickLinks

  Item 4 Changes in Registrants' Certifying Accountant
  Item 7. Exhibits.
SIGNATURE
EXHIBIT INDEX